Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

IDACORP, Inc.
(Exact Name of Registrant as Specified in its Governing Instruments)

Table 1: Newly Registered and Carry Forward Securities											☐	Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	(1)	Equity	Common Stock, without par value	Other	160,217	$140.26	$22,472,036.42	0.000087	$1,955.07
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	(2)	Equity	Common Stock, without par value	415(a)(6)	139,783		$12,939,712.31			S-3	333-275318	11/3/2023	$1,411.73
		Total Offering Amounts					$35,411,748.73		$1,955.07
		Total Fees Previously Paid							$0.00
		Total Fee Offsets							$0.00
		Net Fee Due							$1,955.07

(1)    Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and based on the average of the high and low prices of the Company's common stock as reported on the New York Stock Exchange on October 27, 2026.

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(2)    On November 13, 2020, IDACORP registered 263,394 shares of common stock for a proposed maximum aggregate offering price of $24,382,382.58 pursuant to registration statement No. 333-250055, for which a filing fee of $2,660.12 was paid (the “2020 Shares”). All 263,394 shares of the 2020 Shares remained unsold and were previously carried forward pursuant to Rule 415(a)(6) on registration statement No. 333-275318 filed by IDACORP on November 3, 2023.

As of the date of this registration statement, 139,783 shares of the 2020 Shares having an aggregate offering price of up to $12,939,712.31 remain unsold, for which a filing fee of $1,411.73 was previously paid (the “Unsold Shares”). Pursuant to Rule 415(a)(6), the Unsold Shares are being carried forward and the filing fee previously paid in connection with the Unsold Shares will continue to be applied to the Unsold Shares under this registration statement.

Table 2: Fee Offset Claims and Sources											☒	Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses						☒	Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A